Exhibit 99.2
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 22, 2009 (the “Closing Date”), between SILICON VALLEY BANK, a California corporation (“Bank”), and CONEXANT CF, LLC, a Delaware limited liability corporation (“Borrower” or “Purchaser”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:
     1 ACCOUNTING AND OTHER TERMS
     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
     2 LOAN AND TERMS OF PAYMENT
     2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
     2.1.1 Revolving Advances.
          (a) Availability. Subject to the terms of this Agreement, from time to time until the Purchase Termination Date, Borrower may request that Bank finance specific Eligible Accounts. Bank shall finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”). Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis. When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable.”
          (b) Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.
          (c) Borrowing Procedure. Borrower will deliver an Invoice Transmittal for each Eligible Account it offers. Bank may rely on information set forth in or provided with the Invoice Transmittal.
          (d) Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account. Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section 5.3) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.
          (e) Accounts Notification/Collection. Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify and/or collect the amount of the Account.
          (f) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.
     2.2 Lockbox. Borrower shall direct each Account Debtor (and each depository institution where Borrower has a deposit account in which proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account owned by Borrower that Bank controls (collectively, the “Lockbox”).
     2.3 Repayment of Obligations; Adjustments.
     2.3.1 Repayment. Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the

Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which proceeds from the Policy are received, (e) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or a breach of any covenant in this Agreement or (f) the Revolving Line Maturity Date (including any early termination). Each payment will also include all accrued interest with respect to such Advance and all other amounts then due and payable hereunder with respect to such Advance.
     2.3.2 Repayment on Event of Default. When there is an Event of Default, Borrower will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.5, immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued interest, attorneys’ and professional fees, court costs and expenses, and any other Obligations.
     2.3.3 Debit of Accounts. Bank may debit any of Borrower’s deposit accounts held at Bank for payments or any amounts Borrower owes Bank hereunder. Bank shall promptly notify Borrower when it debits Borrower’s accounts. These debits shall not constitute a set-off.
     2.3.4 Adjustments. If, at any time during the term of this Agreement, any Account Debtor asserts an Adjustment, Borrower issues a credit memorandum, or any of the representations and warranties in Section 5.3 or covenants in this Agreement are no longer true in all material respects, Borrower will promptly advise Bank.
     2.4 Power of Attorney. Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank, to: (a) following the occurrence of an Event of Default, (i) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; and (iii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; and (b) regardless of whether there has been an Event of Default, (i) notify all Account Debtors to pay Bank directly; (ii) receive, open, and dispose of mail addressed to Borrower; (iii) endorse Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and (iv) execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by Bank, to protect or preserve, Bank’s rights and remedies under this Agreement, as directed by Bank. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates
     2.5 Payment of Interest on the Credit Extensions.
          (a) Interest Rate; Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the number of percentage points above the Prime Rate (the “Applicable Margin”) set forth opposite the applicable Quick Ratio in the chart below, which interest shall be payable monthly.

Quick Ratio	Applicable Margin
Greater than or equal to 1.00:1.00	1.50%
Less than 1.00:1.00	2.25%
          (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three and one half (3 1/2) percentage points above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.5(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

          (c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change. Changes to the interest rate of any Credit Extension based on changes to Borrower’s Quick Ratio shall be effective on the date of delivery of Borrower’s compliance certificate pursuant to Section 6.2(iv), but not more than thirty days after the month in which any such change occurs.
          (d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.
          (e) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.
          (f) Minimum Monthly Interest. In the event the aggregate amount of interest earned by Bank in any month (exclusive of any collateral monitoring fees, or any other fees and charges hereunder) is less than Twenty Thousand Dollars ($20,000) (the “Minimum Monthly Interest”), Borrower shall pay Bank an amount, payable on the last day of such month, in an amount equal to the (i) Minimum Monthly Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any collateral monitoring fees or any other fees and charges hereunder) in such month.
          (g) Payment; Interest Computation. Interest is payable monthly on the last calendar day of each month. In computing interest on the Obligations, all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received on the next Business Day. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.
     2.6 Fees. Borrower shall pay to Bank:
          (a) Commitment Fee. A fully earned, non-refundable commitment fee of $150,000, on the Closing Date;
          (b) Increased Commitment Fee. A fully earned, non-refundable commitment fee of $50,000, on the date that the Revolving Line increases to Twenty Million Dollars; and
          (c) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Closing Date, when due.
     3 CONDITIONS OF LOANS
     3.1 Conditions Precedent to Initial Advance. Bank’s obligation to make the initial Advance is subject to the condition precedent that Borrower shall consent to or have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
          (a) duly executed original signatures to the Loan Documents to which it is a party;
          (b) [reserved];
          (c) Operating Documents of each of Borrower and Parent and a good standing certificate certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Closing Date;
          (d) duly executed original signatures to the completed Resolutions for Borrower and Parent;
          (e) duly executed Servicing Agreement;

          (f) a payoff letter from Wells Fargo Bank, N.A.;
          (g) evidence that (i) the Liens securing Indebtedness owed by Borrower to Wells Fargo Bank, N.A. will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Advance, be terminated;
          (h) [reserved];
          (i) certified copies, dated as of a recent date, of financing statement searches as to Borrower and Parent, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Advance, will be terminated or released;
          (j) the Collateral Disclosure Certificates executed by Borrower and Parent;
          (k) a copy of the duly executed Subordinated Note;
          (l) legal opinions of Borrower’s counsel dated as of the Closing Date together with the duly executed original signatures thereto with respect to customary corporate matters, as well as the nature of the sale of Accounts to the Borrower as a true sale, and the risk of consolidation of the Borrower into a bankruptcy of the Parent;
          (m) [reserved];
          (n) [reserved];
          (o) evidence satisfactory to Bank that the insurance policies required by Section 6.7 and 6.13 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;
          (p) the completion of the Initial Audit with results satisfactory to Bank in its sole and absolute discretion; and
          (q) payment of the fees and Bank Expenses then due as specified in Section 2.6 hereof.
     3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:
          (a) except as otherwise provided in Section 3.4, timely receipt of an executed Transaction Report;
          (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
          (c) in Bank’s good faith sole discretion, there has not been a Material Adverse Change.
     3.3 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that a Credit

Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Bank’s sole discretion.
     3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee (to the extent such designee is designated in Borrower’s resolutions or appointed by a Responsible Officer as evidenced by a writing signed by such Responsible Officer).
     4 CREATION OF SECURITY INTEREST
     4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.
     If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.
     4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
     5 REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants as follows, as of the Closing Date (or such later date as specified below, which may be the date of the first Advance) and each date an Advance is requested or made:
     5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. In connection with this Agreement, Borrower has delivered to Bank completed certificates signed by Borrower and Parent, respectively, entitled “Collateral Disclosure Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Collateral Disclosure Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Collateral Disclosure Certificate; (c) the Collateral Disclosure Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Collateral Disclosure Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the

Collateral Disclosure Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Collateral Disclosure Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.
     The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to result in a Material Adverse Change.
     5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Not later than 60 days after the Closing Date with respect to securities accounts and 180 days after the Closing Date with respect to primary operating and other deposit accounts, Borrower shall have no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Collateral Disclosure Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. To the best of Borrower’s knowledge, the Accounts are bona fide, existing obligations of the Account Debtors, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination (collectively, “Creditors Rights”).
     The Collateral is not in the possession of any third party bailee (such as a warehouse). None of the components of the Collateral shall be maintained at locations other than as permitted pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.
     5.3 Accounts Receivable.
          (a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.
          (b) All statements made by Borrower and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower’s knowledge, there is no actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms, subject to Creditor’s Rights.
     5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries.
     5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Parent and any of its Subsidiaries delivered to Bank fairly present in all material respects Parent’s consolidated financial condition and Parent’s consolidated results of operations. There has not been any deterioration in Parent’s consolidated financial condition since the date of the most recent financial statements submitted to Bank that could reasonably be expected to result in a Material Adverse Change.
     5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
     5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in a Material Adverse Change. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.
     5.8 Subsidiaries; Investments; Capital Structure. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments. All of Borrower’s issued and outstanding equity securities are legally and beneficially owned by Parent, free and clear of any Lien.
     5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
As used herein, (i) “to the best knowledge of Borrower” or words of similar import mean the current, actual knowledge of Jean Hu, Solomon Tedla, Marnie Calderon, or the Chief Legal Officer of Parent, with no requirement for diligence; (ii) “to the best knowledge of Responsible Officer” means the current, actual knowledge of the Responsible Officer, with no requirement for diligence.
     5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.
     5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
     6 AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:
     6.1 Government Compliance. Maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to result in a Material Adverse Change. Borrower shall comply with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a Material Adverse Effect.
     6.2 Financial Statements, Reports, Certificates.
          (a) Borrower shall, or shall cause Parent to, provide Bank with the following:
               (i) weekly, a Transaction Report (and any schedules related thereto) and reconciliations of accounts receivable (aged by invoice date), transaction reports and general ledger;
               (ii) within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, and (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any;
               (iii) as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited financial statements of Parent, on a consolidated and consolidating (with respect to Borrower) basis;
               (iv) within thirty (30) days after the end of each month a monthly Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower (and Parent, as applicable) was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks; and
               (v) not later than ninety (90) days after the end of each fiscal year of Parent, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Parent, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Parent’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections, in each case on a consolidated basis;
          (b) Within fifteen (15) days after filing, all reports on Form 10-K, 10-Q and 8-K filed by Parent with the Securities and Exchange Commission or a link thereto on Parent’s or another website on the Internet, but in no event shall such filing be later than such date as is in compliance with the requirements of the Securities and Exchange Commission.
          (c) In accordance with Section 6.6, Borrower shall allow Bank to conduct a field examination audit of Borrower’s Collateral on a quarterly basis at Borrower’s expense.
     6.3 Accounts Receivable.
          (a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish, or shall cause Servicer to furnish, Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, if available. In addition, Borrower shall deliver to Bank, on its request, if available, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos, if available.
          (b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts of which Borrower or Servicer receives notice. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.
          (c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. All proceeds of Accounts shall be deposited into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment.
          (d) Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose.
          (e) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.
     6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.
     6.5 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
     6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower, except for a Force Majeure Event, cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.
     6.7 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver current certificates of insurance or copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.
     6.8 Operating Accounts.
          (a) Not later than (i) 60 days after the Closing Date, maintain its and Parent’s securities accounts with Bank and Bank’s Affiliates, (ii) 180 days after the Closing Date, maintain its and Parent’s primary operating and other deposit accounts with Bank and Bank’s Affiliates which accounts shall represent at least 85% of the dollar value of Parent’s and such Subsidiaries’ accounts at all financial institutions in the United States.
          (b) Prior to the date of the first Advance, maintain a cash balance with Bank and Bank’s Affiliates of not less than 105% of the amount of the deductible on Foreign Credit Insurance.
          (c) Maintain not more than $30,000,000 in deposit and securities accounts outside of the United States at any time for Parent and Borrower, on a consolidated basis.
          (d) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.
     6.9 Financial Covenants.
          Borrower shall maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and Parent:
     (a) Tangible Net Worth. A Tangible Net Worth of at least the amount set forth for each period in the chart below, increasing by 50% of issuances of new equity after the Closing Date and the principal amount of new Subordinated Debt, and increasing by 100% of issuance of equity upon the conversion of existing debt.

Fiscal Quarter Ending	Minimum Tangible Net Worth
January 2, 2010	$(233,171,000)
April 2, 2010	$(232,971,000)
July 2, 2010	$(229,971,000)
October 1, 2010	$(224,771,000)
          (b) Liquidity. Borrower’s and Parent’s Unrestricted Cash and Cash Equivalents measured together as of the end of each fiscal month of at least $25,000,000.
          (c) Liquidity Coverage. As of the last day of each fiscal month and on a consolidated basis, a ratio of Parent’s Unrestricted Cash and Cash Equivalents plus net accounts receivable to Obligations, exclusive of Obligations secured by cash maintained at Bank, of not less than 1.75:1.00.
     6.10 [Intentionally Omitted]

     6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
     6.12 Separate Legal Entity. Borrower hereby acknowledges that Bank is entering into the transactions contemplated by this Agreement and the other Loan Documents in reliance upon Borrower’s identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue Borrower’s identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, Borrower shall take such actions as shall be required so that:
          (a) Borrower will be a manager managed limited purpose limited liability company whose primary activities are restricted in its operating agreement to owning financial assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
          (b) Not less than one of Borrower’s members (each, an “Independent Member”) shall be a Person who is not, and during the past five years has not been, a director, officer, member, manager, employee or five percent beneficial owner of the outstanding common stock or other equity interests of any Person or entity beneficially owning any outstanding shares of common stock or other equity interests of Seller or any Affiliate thereof. The operating agreement of Borrower shall provide that (i) the Borrower’s managers or members shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Borrower unless the Independent Member shall approve the taking of such action in writing prior to the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Member;
          (c) Any employee, consultant, or agent of Borrower will be compensated from funds of Borrower, as appropriate, for services provided to Borrower;
          (d) Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Borrower and any other Person share items of expenses such as legal, auditing, and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; Borrower’s operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by Bank;
          (e) Borrower’s Books will be maintained separately from those of any other Person and clearly marked as pledged to Bank hereunder;
          (f) All audited financial statements of any Person that are consolidated to include Borrower will contain notes clearly stating that (i) all of Borrower’s assets are owned by Borrower, and (ii) Borrower is a separate corporate entity;
          (g) Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;
          (h) Borrower will strictly observe limited liability company formalities in its dealings with all other Persons, and funds or other assets of Borrower will not be commingled with those of any other Person, except with respect to Unsold Receivables;
          (i) Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person;
          (j) Any Person that renders or otherwise furnishes services to Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto; and

          (k) Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person.
     6.13 Credit Insurance Policy. Borrower shall maintain the Policy in full force and effect at all times, cooperate with Bank, Servicer, and Underwriter in the administration of the Policy and the submitting of claims thereunder, and make all premium payments required to be made thereunder. Borrower shall deliver the originals or copies (which copies shall be certified if requested by Bank) of the Policy to Bank with satisfactory lender’s loss payable endorsements naming Bank, as sole loss payee, assignee, and additional insured, as its interests may appear; provided, that, following the purchase of a Designated Receivable, Bank will provide instructions to replace Parent as loss payee with respect to such Designated Receivable. Upon the date of this Agreement, and from time to time thereafter upon Bank’s request, Borrower shall provide Bank with a statement from Underwriter providing the foregoing coverage, acknowledging in favor of Bank the continued effectiveness of the foregoing insurance clauses. If Borrower fails to provide and pay for the Policy, Bank may, at its option, but shall not be required to, procure the same and charge Borrower therefor as a part of the Obligations.
     6.14 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.
     7 NEGATIVE COVENANTS
     Borrower shall not do any of the following without Bank’s prior written consent:
     7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; and (c) in connection with Permitted Liens and Permitted Investments.
     7.2 Changes in Business, or Ownership. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) have less than 100% of its equity interests owned by Parent. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) change its jurisdiction of organization, (2) change its organizational structure or type, (3) change its legal name, or (4) change any organizational number (if any) assigned by its jurisdiction of organization.
     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.
     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
     7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein,or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.
     7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8.(b) hereof.
     7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, and (ii) Borrower may pay dividends solely in common stock; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

     7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, or transactions pursuant to the Purchase Agreement.
     7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.
     7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to result in a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency, if it could reasonably be expected to result in a Material Adverse Change.
     8 EVENTS OF DEFAULT
     Any one of the following shall constitute an event of default (such default, after failure to cure within the applicable cure period specified herein, an “Event of Default”) under this Agreement:
     8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within five (5) Business Days after such Obligations are due and payable (which five (5) day grace period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
     8.2 Covenant Default.
          (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.7, 6.8, 6.9, 6.12, 6.13 or violates any covenant in Section 7; or
          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;
     8.3 Material Adverse Change. A Material Adverse Change occurs;
     8.4 Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and (b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;
     8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
     8.6 Other Agreements. There is a default in any agreement to which (i) Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or that would reasonably be likely to result in a Material Adverse Change; (ii) Parent is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Million Dollars ($5,000,000) or that would reasonably be likely to result in a Material Adverse Change;
     8.7 Credit Insurance Policy. The Policy shall at any time be cancelled, terminated, suspended, declared unenforceable or unlawful, or otherwise ineffective, other than by the natural expiration of the Policy on (a) the date it was initially scheduled to expire or (b) if the Policy is replaced, substituted, extended, or amended, with Bank’s consent and approval, to provide a later scheduled expiration date, such later scheduled expiration date;
     8.8 Servicing Agreement. Any event of default or default occurs under any other Loan Document (however such terms are defined in such other Loan Documents) or any Servicing Agreement Event of Default shall occur which is not cured within the period of time provided thereunder for such cure; provided, however, no Event of Default shall exist hereunder on account of (i) any Servicing Agreement Event of Default, if a successor Servicer acceptable to Bank is engaged to provide the Services within twenty days of the date Bank receives written notice of such Servicing Agreement Event of Default (provided, however, that no Event of Default shall be deemed to exist under this subclause (i) if Bank, after receipt of such notice of such Servicing Agreement Event of Default and during such twenty-day period, delivers the notice described in Section 4.01(e) of the Servicing Agreement), or (ii) Parent’s breach of the representations or warranties in Section 4.1(k)(i) and (ii) of the Purchase Agreement, so long as Borrower obtains the full benefit of its remedies for such breach to the extent provided in, and in accordance with, Sections 4.1(k)(iii)(B) and (C) of the Purchase Agreement, as applicable;
     8.9 Judgments. One or more judgments, orders, or decrees (each of which is final, where all time periods for appeal have been exhausted without an appeal) for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) with respect to each of Borrower and Parent (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or Parent, respectively, and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the date finally set for payment in the final judgment , order or decree (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such final judgment, order, or decree);
     8.10 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made and would reasonably be likely to result in a Material Adverse Change;
     8.11 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or
     9 BANK’S RIGHTS AND REMEDIES
     9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);
          (b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
          (c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;
          (d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
          (e) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
          (f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
          (g) place a “hold” on any account of Borrower maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
          (h) demand and receive possession of Borrower’s Books; and
          (i) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
     9.2 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or 6.13 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may, but is not obligated to, obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
     9.3 Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
     9.4 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
     9.5 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
     9.6 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
     10 NOTICES
     All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent via facsimile transmission between the hours of 9 am and 5 pm on a Business Day in California, upon the time specified in a printout by the sending machine that the facsimile was successfully transmitted, and if not so timely sent, then on the next Business Day; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below. Bank or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Conexant CF, LLC
4000 MacArthur Boulevard
Newport Beach, CA 92660
Attn: Jean Hu, Vice President and Treasurer
Fax: (949) 483-6388

If to Bank:	Silicon Valley Bank
38 Technology Drive, Suite 150
Irvine, CA 92618
Attn: Derek Hoyt
Fax: (949) 790-9007
     11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
     WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
     12 GENERAL PROVISIONS
     12.1 Termination Prior to Revolving Line Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.
     12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.
     12.3 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.
     12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
     12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
     12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.
     12.7 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
     12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
     12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
     12.10 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order, provided that Bank gives Borrower prior and prompt notice thereof to afford Borrower the opportunity to quash such disclosure if Borrower so desires; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
     Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.
     12.11 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
     13 DEFINITIONS
     13.1 Definitions. As used in this Agreement, the following terms have the following meanings:
     “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

     “Account Debtor” is, with respect to an Account Receivable, the Person who is obligated to the Obligee of such Account Receivable.
     “Account Receivable” means an Obligee’s right to the payment of money from an Account Debtor arising out of goods sold or to be sold, property leased or to be leased, and services rendered or to be rendered, whether secured or unsecured, whether now existing or hereafter arising, and whether or not specifically sold or purchased in connection with the Loan Documents; provided that the parties hereto agree that each such right to payment evidenced by a separate, discrete invoice shall constitute a separate Account Receivable hereunder.
     “Adjustments” are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.
     “Advance” or “Advances” is defined in Section 2.1.1.
     “Advance Rate” is sixty percent (60.0%), net of any offsets related to each specific Account Debtor, or such other percentage as Bank establishes under Section 2.1.1.
     “Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
     “Agreement” is defined in the preamble hereof.
     “Aggregate Cash Payment” means, as of any Settlement Date, an amount equal to (a) the amount of the Advance (if any) being made on such Settlement Date, plus (b) the collected balance in the Purchaser’s Account as of the open of business on the Preparation Date immediately preceding such Settlement Date (other than that portion of such collected balance which represents collections which have been received, but not yet identified and applied to a specific Account Debtor in a Receivables Report delivered to Purchaser by Servicer and collections on Unsold Receivables), plus (c) the amount of any credit to be applied to the purchase of any Account Receivable pursuant to Section 2.7(a)(ii)(A) of the Purchase Agreement, less (d) the amounts indicated in items (i) through (x) of Section 2.08(d), as such items are calculated as of such Settlement Date.
     “Bank” is defined in the preamble hereof.
     “Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower by Bank; provided, that expenses incurred by Bank with respect to an assignment or participation of the loan facility shall not be Bank Expenses or for which Borrower is otherwise obligated to pay Bank.
     “Bill of Sale” has the meaning given such term in the Purchase Agreement.
     “Borrower” is defined in the preamble hereof.
     “Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.
     “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
     “Cash Price” means, with respect to an Account Receivable which is being purchased on a Settlement Date, an amount equal to the Purchase Price of such Account Receivable, divided by the Purchase Price of all Accounts Receivable of Seller being sold on such Settlement Date, times the Aggregate Cash Payment as of such Settlement Date; provided that (a) the Cash Price for such Account Receivable shall in no event exceed the Purchase Price of such Account Receivable and (b) in no event may the Cash Price of such Account Receivable be less than 60% of its Purchase Price.
     “Closing Date” means the date of this Agreement as first above written.
     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
     “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
     “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
     “Collateral Disclosure Certificate” is defined in Section 5.1.
     “Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.
     “Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
     “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
     “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
     “Convertible Debt” means the Indebtedness evidenced by those certain 4% Convertible Subordinated Notes issued by Parent pursuant to an Indenture dated November 30, 2006
     “Credit Extension” is any Advance or any other extension of credit by Bank for Borrower’s benefit.

     “Current Liabilities” are all obligations and liabilities of Credit Parties to Bank, plus, without duplication, the aggregate amount of Credit Parties’ consolidated Total Liabilities that mature within one (1) year; provided, that, through June 30, 2010, up to $250,000,000 in Convertible Debt shall not be included as a Current Liability.
     “Deduction” means any credit, allowance, discount, Earned Rebate, rebate, setoff, counterclaim, settlement, compromise, return, accord and satisfaction, accommodation, or forgiveness of any nature or type, on, of, or relating to any Account Receivable or any Account Debtor, as applicable; provided, however, that the term “Deduction” shall not include any inchoate rebates which an Account Debtor may have with respect to Parent’s incentive programs with such Account Debtor.
     “Default Rate” is defined in Section 2.5(b).
     “Deferred Price” means, with respect to an Account Receivable which is being purchased on a Settlement Date, an amount equal to the Purchase Price of such Account Receivable, less the Cash Price of such Account Receivable.
     “Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.
     “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
     “Designated Deposit Account” is Borrower’s deposit account, account number 3300662843, maintained with Bank.
     “Designated Receivable” means any Purchased Receivable which:
     (a) becomes subject to any dispute between its Account Debtor and Seller (or Purchaser by virtue of Purchaser’s having purchased such Account Receivable) regarding Seller’s performance of its obligations under the Underlying Contract; provided, however, that such Account Receivable shall not be deemed to be a Designated Receivable if and for so long as the amount in dispute is less than (i) if the aggregate amount in dispute with respect to all Purchased Receivables is less than $1,000,000, twenty percent of the Uncollected Value of such Account Receivable or (ii) if the aggregate amount in dispute with respect to all Purchased Receivables is equal to or greater than $1,000,000, the amount in dispute is less than five percent of the Uncollected Value of such Account Receivable and, in either case (i) or (ii), Purchaser and Bank are notified of such dispute in writing and any disputed amount is excluded from the calculation of the Borrowing Base until such dispute is settled;
     (b) was sold to Borrower in violation of any representation, warranty, or covenant contained in any Loan Document; or
     (c) was sold to Borrower fraudulently or unlawfully.
     “Discharged Receivable” means any Purchased Receivable (a) the Uncollected Value of which was fully and finally paid by the Account Debtor or (b) for which a claim was submitted under the Policy and either (i) initially rejected (regardless of whether there exists any right to resubmit such Purchased Receivable or any right to appeal such rejection) or (ii) paid by Underwriter and the Policy Proceeds received by Bank or deposited into the Borrower’s Account.
     “Dollars,” “dollars” and “$” each mean lawful money of the United States.
     “Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.
     “Earned Rebate” means, with respect to a given Account Debtor, such Account Debtor’s right to a rebate against existing and/or future Accounts Receivable payable by such Account Debtor on account of an incentive program established by Seller for such Account Debtor; provided, however, that “Earned Rebate” shall (a) refer only to those rebates which have been actually earned by such Account Debtor and for which Seller has issued a credit memorandum and (b) not refer to rebates which are inchoate.

     “Eligible Accounts” means billed Accounts which arise in the ordinary course of Parent’s business that meet all Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(d), and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrower):
     (a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;
     (b) Accounts billed and payable outside of the United States unless such Accounts are covered by the Policy;
     (c) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise — sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;
     (d) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;
     (e) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
     (f) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;
     (g) Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);
     (h) Accounts subject to contractual arrangements between Parent or Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Parent or Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);
     (i) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Parent’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);
     (j) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;
     (k) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);
     (l) Accounts for which the Account Debtor has not been invoiced;
     (m) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Parent’s business;
     (m) Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

     (o) Accounts owing from an Account Debtor with respect to which Parent or Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);
     (p) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and
     (q) Accounts for which Bank in its good faith business judgment determines collection to be doubtful.
     “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
     “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
     “Event of Default” is defined in Section 8.
     “Existing Senior Debt Facility” means that certain Indenture, dated as of November 13, 2006, between Parent and The Bank of New York Trust Company, N.A. Senior, and any renewal or replacement thereof or substitution therefor.
     “Face Value” means, with respect to an Account Receivable, the amount the Account Debtor is obligated to pay the Obligee on account of the sale of goods or rendition of services as shown on the face of any related documents (e.g., the Underlying Contract, invoices, purchase orders, or other shipping documents), without including any Deductions, interest, or other extraneous costs and expenses (other than shipping charges, to the extent such shipping charges are Nominally Covered by the Policy).
     “Facility Amount” is an amount equal to Fifteen Million Dollars ($15,000,000) until such time as Parent shall have repaid in full the Existing Senior Debt Facility and restructured the Convertible Debt on terms satisfactory to Bank, and Twenty Million Dollars ($20,000,000) thereafter.
     “Financed Receivables” are all those Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.
     “Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any Financed Receivable.
     “Force Majeure Event” means an event which is reasonably unforeseeable and unavoidable and due to an act of God, war, riot, terrorism or other civil insurrection, epidemic, freight embargo, unforeseeable strike, or an act of the government in its sovereign capacity.
     “Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.
     “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
     “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
     “Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
     “Guarantor” is any present or future guarantor of the Obligations.
     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
     “Indemnified Person” is defined in Section 12.3.
     “Initial Audit” is Bank’s initial inspection of the Collateral, and Borrower’s Books.
     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
     “Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
     “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
     “Loan Documents” are, collectively, this Agreement, the Collateral Disclosure Certificates, the Purchase Agreement, the Servicing Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.
     “Lockbox” is defined in Section 2.2.
     “Losses” means any liability, damage, costs and expenses, including, without limitation, any attorneys’ fees, disbursements and court costs, in each case reasonably incurred by a Person, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement or any other Loan Document, provided, however, that “Losses” shall not include any losses based on claims for benefit-of-the bargain (other than with respect to the Purchase Price), lost opportunity costs or similar claims.
     “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) Bank determines, based upon information available to it and in its reasonable judgment, a material impairment of the prospect of repayment of any portion of the Obligations has occurred, or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower and Parent shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.
     “Minimum Balance” means (a) for the period commencing on the Closing Date, through and including January 15, 2010, $1,150,000 and (b) thereafter, at any time of determination, an amount equal to the sum of (A) the deductible then existing under the Policy, plus (B) the amount of any additional premiums which, though not currently due and payable, have accrued for payment by Borrower at the conclusion of the Policy’s term.
     “Nominally Covered” means, with respect to any Account Receivable and at any time of determination, the status that (a) such Account Receivable is eligible for payment under the Policy at such time (assuming a claim with respect to such Account Receivable were validly made thereunder), without regard to any monetary limitations set forth in the Policy with respect to the Policy itself (including, without limitation, any deductible or non-qualifying losses), the applicable Account Debtor, any country (but only if Accounts Receivable payable by Account Debtors in such country are not generally excluded from coverage), or otherwise, and (b) the Account Debtor related to such Account Receivable (i) has been approved by Underwriter or (ii) is otherwise acceptable to Underwriter because of the existence of a discretionary credit limit or similar discretionary approval process allowed under the Policy.
     “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.
     “Obligee” means the Person to whom payment of an Account Receivable is owed.
     “Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Closing Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
     “Original Discount” means, with respect to an Account Receivable purchased under the Loan Documents, two percent (2%), expressed as a decimal, times the Uncollected Value of such Account Receivable at the time it is purchased by Borrower pursuant to the Loan Documents.
     “Parent” means Conexant Systems, Inc., a Delaware corporation.
     “Permitted Indebtedness” is:
     (a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;
     (b) Indebtedness existing on the Closing Date;
     (c) Subordinated Debt;
     (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
     (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; and
     (f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (c) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.
     “Permitted Investments” are:

     (a) Investments existing on the Closing Date;
     (b) (i) Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;
     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
     (d) Investments consisting of deposit accounts in which Bank has a perfected security interest;
     (e) Investments accepted in connection with Transfers permitted by Section 7.1;
     (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and
     (g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (g) shall not apply to Investments of Borrower in any Subsidiary.
     “Permitted Liens” are:
     (a) Liens existing on the Closing Date or arising under this Agreement and the other Loan Documents;
     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
     (c) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
     (d) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business; and
     (e) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “Policy” means, in each case in form and substance satisfactory to Bank, (a) a receivables insurance policy and all endorsements and other agreements, documents, and instruments relating thereto, issued by Underwriter to Borrower, and (b) any replacement, substitution, or extension of, or amendments to, such receivables insurance policy (and all endorsements and other agreements, documents, and instruments relating thereto) issued by Underwriter to Borrower and naming Borrower and Parent as insured.
     “Policies and Procedures” has the meaning given such term in the Servicing Agreement.
     “Policy Proceeds” means the proceeds paid by Underwriter on a Purchased Receivable submitted for payment under the Policy.

     “Preparation Date” means each date which is two Business Days before each Settlement Date; provided that the initial Preparation Date shall be the Closing Date, or such other day as to which Borrower and Bank may agree.
     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate, but in no event shall the Prime Rate be less than 4.00%.
     “Program Termination Date” means the date on which the Obligations shall have been finally paid in full and Bank’s commitment to make Advances has terminated, but not later December 31, 2010.
     “Purchase Agreement” means that certain Amended and Restated Receivables Purchase Agreement of even date herewith by and between Borrower and Seller, as amended, restated, supplemented or otherwise modified from time to time.
     “Purchased Receivable” means an Account Receivable which was actually purchased by Borrower under and in accordance with the terms of the Purchase Agreement; provided that such Account Receivable shall no longer constitute a Purchased Receivable immediately upon its becoming a Designated Receivable or a Discharged Receivable.
     “Purchase Price” means, with respect to any Account Receivable purchased under the Loan Documents, the price paid by Borrower for the purchase of such Account Receivable, which price shall be an amount equal to its Uncollected Value at the time of purchase by the Borrower, less the Original Discount, and shall be paid in cash to the extent of the Cash Price and as an accrual on the Subordinated Note to the extent of the Deferred Price; provided, however, that the Purchase Price for a given Account Receivable may be adjusted as set forth in Section 2.5 of the Purchase Agreement to account for a net application of certain Deductions (as provided in such Section 2.5).
     “Purchaser” is defined in the preamble hereof.
     “Purchase Termination Date” means the earliest to occur of the following: (a) the date on which the Policy is initially scheduled to expire (or, if the Policy is replaced, substituted, extended, or amended, with Bank’s consent and approval, to provide a later expiration date, then such later expiration date); and (b) the November 30, 2010.
     “Quick Assets” is, on any date, the Unrestricted Cash and Cash Equivalents, and net billed accounts receivable of Parent, on a consolidated basis.
     “Quick Ratio” is the ratio of Quick Assets to Current Liabilities.
     “Receivables Report” has the meaning given such term in the Servicing Agreement.
     “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
     “Related Rights and Property” means, with respect to an Account Receivable and in each case whether now existing or hereafter acquired or arising, (a) all of Obligee’s interest in all goods represented by such Account Receivable and in all goods returned by, or reclaimed, repossessed, or recovered from, the Account Debtor; (b) all of Obligee’s books and records relating to such Account Receivable; (c) all of Obligee’s rights in and to (but not its obligations under) the Underlying Contract; (d) all accounts, instruments, general intangibles, documents, chattel paper, and letter of credit rights related to such Account Receivable; (e) all of the collections or payments received and all of Obligee’s rights to receive payment and collections on such Account Receivable (unless otherwise accounted for pursuant to Section 2.5 of the Purchase Agreement); (f) all of Obligee’s rights as an unpaid lienor or vendor of such goods; (g) all of Obligee’s rights of stoppage in transit, replevin, and reclamation relating to such goods or Account Receivable; (h) all of Obligee’s rights in and to all security for such goods or the payment of such Account Receivable and guaranties thereof; (i) any collections or casualty insurance proceeds or proceeds from any trade receivables or other insurance (including, without limitation, the Policy and Policy Proceeds) collected or paid on account of such Account Receivable or any of the foregoing; and (j) all of Obligee’s rights against third parties with respect thereto.

     “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Vice President, Finance of Borrower.
     “Revolving Line Maturity Date” is December 31, 2010.
     “Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
     “Seller” is Conexant Systems, Inc.
     “Servicer” means Seller or any successor servicer selected as provided in the Loan Documents.
     “Servicing Agreement” means the Servicing Agreement dated as of even date herewith between Servicer and Borrower, as amended, restated, supplemented or otherwise modified from time to time.
     “Standard Terms” means, with respect to any Account Debtor, the terms and conditions related to the Seller’s selling and shipping of its products to such Account Debtor which have been approved by Underwriter and are in accordance with the Policy.
     “Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank, and includes the Subordinated Note.
     “Subordinated Note” is that certain Subordinated Note in the amount of $15,000,000 issued as of December [22], 2009 by Borrower to Parent.
     “Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.
     “Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities.
     “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.
     “Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit C.
     “Transfer” is defined in Section 7.1.
     “Underlying Contract” means, with respect to any Account Receivable, the contract or agreement, in whatever form, which gave rise to such Account Receivable, but only to the extent such contract or agreement relates to such Account Receivable.
     “Underwriter” means Great American Insurance Company, and, thereafter, any Person selected by Borrower, so long as (a) the selection of such Person as Underwriter will not cause or result in an Event of Default, (b) such Person is acceptable to Bank at the time of such selection, and (c) such Person otherwise satisfies any conditions precedent set forth in the Loan Documents.

     “Uncollected Value” means, with respect to a Purchased Receivable, the Face Value of such Purchased Receivable, less any payments which have been made on the principal portion of such Purchased Receivable, less any Deductions taken or existing with respect to such Purchased Receivable, less any portion of the Face Value of any Purchased Receivable which has been placed in dispute by the related Account Debtor (but only until such dispute is settled), but excluding for purposes of calculating its Uncollected Value any unaccrued, accrued, paid, or unpaid interest, or other extraneous costs and expenses relating to such Purchased Receivable (other than shipping charges, to the extent such shipping charges are Nominally Covered by the Policy).
     “Unrestricted Cash” means cash that is not subject to any Lien or other encumbrance, or subject to any Governmental Approval.
     “Unsold Receivable” means an Account Receivable, owned by Seller, but with respect to which Seller has directed the respective Account Debtor to make payment on such Account Receivable to the Lockbox, for purposes of mitigating Account Debtor confusion over to whom such Account Debtor should make payment on such Account Receivable.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date set forth above.

BORROWER:

CONEXANT CF, LLC

By
Name:

Title:

1

BANK:

SILICON VALLEY BANK

By
Name:

Title:

1

EXHIBIT A
     The Collateral consists of all of Borrower’s right, title and interest in and to the following:
     All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and
     All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

1

EXHIBIT B

TO: SILICON VALLEY BANK	Date:
FROM: CONEXANT CF, LLC
     The undersigned authorized officer of Conexant CF, LLC (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending with                                          all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Weekly Transaction Report, reconciliations of A/R, transaction reports and general ledger	Weekly	Yes No

Monthly A/R agings and A/P agings	Monthly within 30 days	Yes No

Monthly unaudited financial statements of Parent (consolidated and consolidating w/respect to Borrower) w/Compliance Certificate	Monthly within 30 days	Yes No

Annual operating budgets of Parent + annual financial projections of Parent approved by Board of Parent	FYE of Parent within 90 days	Yes No

10-Q, 10-K and 8-K	Within 15 days after filing with SEC	Yes No

Quarterly field examination audit	Quarterly	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Fiscal Quarter Ending Basis Minimum Tangible Net Worth (see 6.9(a)):	$	$	Yes No

Maintain on a Monthly Basis Liquidity of at least $25,000,000	$25,000,000	$	Yes No

Maintain on a Monthly Basis Liquidity Coverage of not less than 1.75:1:00	1.75:1:00		Yes No
     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

1

CONEXANT	CF, LLC	BANK USE ONLY

By:		Received by:
Name:		authorized signer
Title:		Date:

Verified:

authorized signer
Date:

Compliance Status: Yes No

2

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
     In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:
I. Tangible Net Worth (Section 6.9(a))
Required: Maintain, Tangible Net Worth of at least the amount set forth for each period in the chart below, increasing by 50% of issuances of new equity after the Closing Date and the principal amount of new Subordinated Debt, and increasing by 100% of issuance of equity upon the conversion of existing debt:

Fiscal Quarter Ending	Minimum Tangible Net Worth
January 2, 2010	$(233,171,000)
April 2, 2010	$(232,971,000)
July 2, 2010	$(229,971,000)
October 1, 2010	$(224,771,000)
Actual:

Fiscal Quarter Ending	Minimum Tangible Net Worth
January 2, 2010
April 2, 2010
July 2, 2010
October 1, 2010

No, not in compliance	Yes, in compliance
II. Liquidity (Section 6.9(b))
Required: Maintain Borrower’s and Parent’s Unrestricted Cash and Cash Equivalents measured together as of the end of each fiscal month of at least $25,000,00.
Actual:

A. Borrower’s and Parent’s Unrestricted Cash and Cash Equivalents	$
Is line A equal to or greater than $25,000,000?

No, not in compliance	Yes, in compliance

3

III. Liquidity Coverage (Section 6.9(c))
Required: Maintain, as of the last day of each fiscal month and on a consolidated basis, a ratio of Parent’s Unrestricted Cash and Cash Equivalents plus net accounts receivable to Obligations, exclusive of Obligations secured by cash maintained at Bank, of not less than 1.75:1.00.
Actual:

A. Parent’s Unrestricted Cash and Cash Equivalents	$
B. Net accounts receivables	$
C. Obligations	$
D Obligations secured by cash maintained at Bank	$
E. Liquidity Coverage (line A plus line B divided by line C minus line D)
Is line E equal to or greater than 1.75:1:00?

No, not in compliance	Yes, in compliance

4

EXHIBIT C
Transaction Report
[EXCEL spreadsheet to be provided separately from lending officer.]

1